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                                                                   EXHIBIT 2.1.1

                            PRIMESTAR PARTNERS L.P.
                               3 Bala Plaza West
                             Bala Cynwyd, PA 19004


                           PRIMESTAR Partners Roll-Up
                           --------------------------

                                                                   June 11, 1997

Gentlemen and Ladies:

          This Letter and the attached Summary of Business Terms for the PRIMESTAR Partners Roll-Up set forth the principal terms and conditions upon which the undersigned parties (collectively, the "Parties" and each individually, a "Party") agree to exchange their respective indirectly owned partnership interests in PRIMESTAR Partners L.P. ("PRIMESTAR") and certain related assets, as applicable, of each of Time Warner Cable, Advance/Newhouse Partnership, Cox Communications, Inc., Comcast Corporation, MediaOne of Delaware, Inc. and GE American Communications, Inc., in each case, for (i) an amount of cash (or the assumption of debt by TCI Satellite Entertainment, Inc. ("TSAT") or a public company ("NewCo") that will be the ultimate parent entity of or otherwise hold the assets of TSAT) and (ii) shares of NewCo Common Stock and certain voting rights in connection therewith (the "Transaction").

          The Parties hereby agree to enter into good faith negotiations and to negotiate in good faith definitive agreements with respect to the Transaction. The Parties agree that such definitive agreements shall contain terms and conditions that are consistent with the attached Summary of Business Terms. The Parties hereto intend to prepare, negotiate and execute such definitive agreements by July 15, 1997. The Parties acknowledge and agree that this Letter and attached Summary of Business Terms contain all the principal terms of the Transaction and, upon the execution of this Letter by all Parties as provided herein, shall be binding and shall remain in effect until the execution by the Parties of the definitive agreements contemplated herein. In the event that the Parties shall fail to enter into such definitive agreements, this Letter and attached Summary of Terms shall continue to be binding and in effect, and the Parties shall be obligated to consummate the Transaction on the basis of and as contemplated in this Letter and attached Summary of Business Terms.
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                                                                               2


          Each Party hereby agrees, and agrees to cause its agents, to keep the terms of and the transactions contemplated in this Letter and the attached Summary of Business Terms strictly confidential; provided, however, that upon
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the execution of this Letter, such Party may disclose any of such terms or transactions only to those of its directors, officers, employees, agents or advisors that need to know such information for the sole purpose of evaluating the transactions described in the attached Summary of Business Terms. In addition, upon prior notice to all other Parties and with the prior consent of such other Parties, a Party shall have the right to disclose copies of this Letter and attached Summary of Business Terms to The News Corporation Limited ("News Corp") or any officer or director thereof; provided that, prior to such
                                                  --------
disclosure, News Corp and PRIMESTAR shall have entered into a Confidentiality Agreement reasonably acceptable to each Party, prohibiting the disclosure by News Corp of any information contained in this Letter or attached Summary of Business Terms or otherwise relating to the Transaction.

          Notwithstanding anything to the contrary in the immediately preceding paragraph, each Party may disclose any of the terms of or transactions contemplated in this Letter or the attached Summary of Business Terms to regulatory authorities upon a specific request thereof or, if required by applicable law or securities exchange rules or regulations to undertake disclosure of such information, to regulatory authorities or to the general public; provided, however, that prior to any disclosure of such information to
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the general public, each Party shall be consulted as to the contents of such disclosure.

          Each Party hereby covenants and agrees to use its best efforts to complete the actions set forth in clauses (a) and (b) below by the respective dates set forth therein, and TSAT hereby covenants and agrees to use its best efforts to complete all actions set forth in clauses (c) through (e) below by the respective dates set forth therein:

          (a) a premerger notification and report form under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR Act") shall have been filed on behalf of each Party with respect to the Transaction within 15 calendar days after the date hereof;

          (b) definitive agreements with respect to the Transaction and consistent with this Letter and attached Summary of Business Terms shall have been
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     executed by the applicable Parties within 45 calendar days after the date hereof;

          (c) TSAT shall have filed with the Securities and Exchange Commission (the "SEC") on or before the later of (x) 90 calendar days after the date hereof and (y) five business days after receipt by TSAT of the financial statements and financial and other information provided for in clauses (i) and (ii) of the first full paragraph below:

               (i) a proxy statement relating to the approval by TSAT's stockholders of the Transaction (the "Proxy Statement") which complies as to form in all material respects with the requirements of the Securities and Exchange Act of 1934, as amended, and the rules and regulations thereunder (the "Exchange Act"); and

               (ii) a registration statement on Form S-4 relating to the issuance of NewCo common stock in the Transaction (the "Form S-4") which complies as to form in all material respects with the requirements of the Securities Act of 1933 (the "Securities Act"), in which the Proxy Statement will be included as a prospectus (it being understood that the requirements of this clause (ii) shall be satisfied if the Form S-4 shall have been filed as part of the Proxy Statement in accordance with the Exchange Act);

          (d) TSAT shall have mailed the Proxy Statement to the TSAT stockholders within 30 calendar days after the date the Form S-4 is declared effective under the Securities Act; and

          (e) the TSAT stockholders shall have voted upon the Transaction at a meeting of the TSAT stockholders held within 30 days after the date the Proxy Statement is mailed to such stockholders and the requisite approval of the Transaction by such stockholders shall have been obtained at such meeting.

          Each Party agrees to cooperate in the preparation of the Proxy Statement and the Form S-4 and all pre- and post-effective amendments thereto and the filing thereof with the SEC. Such cooperation shall include, without limitation, (i) preparation of historical and pro forma financial statements relating to such Party required to be included in such filings, (ii) provision of financial and other information relating to such Party required to be
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included in such filings, (iii) engagement of accountants to report on and provide comfort letters in customary form in respect of financial information provided by such Party for inclusion in such filings (which comfort letters will be received by TSAT in accordance with customary practice) and (iv) responding to comments relating to such Party received from the staff of the SEC in respect of such filings promptly after receipt thereof. TSAT agrees, for itself and on behalf of NewCo, to use its best efforts to have the Form S-4 declared effective under the Securities Act as promptly as practicable after the filing thereof with the SEC, and to take any commercially reasonable action (other than qualifying to do business in any jurisdiction in which TSAT is not now so qualified) required to be taken under any applicable state securities laws in connection with the issuance of NewCo common stock in the Transaction.

          Concurrently with the execution of this Letter, certain affiliates of the Parties and PRIMESTAR are entering into an Asset Acquisition Agreement with News Corp, MCI Telecommunications Corporation and American Sky Broadcasting LLC to purchase certain assets (the "Asset Acquisition"). The Parties hereto acknowledge and agree that the intent and desire of the Parties is to close both the Transaction and the Asset Acquisition as promptly as possible and simultaneously if feasible. The Parties hereto agree that the closing of the Transaction is not contingent on the closing of the Asset Acquisition. The Parties hereto agree that separate premerger notification and report forms under the HSR Act shall be filed with respect to the Transaction and the Asset Acquisition and that if all conditions to the closing of the Transaction are satisfied (or otherwise waived) prior to the satisfaction (or waiver) of all conditions to the closing of the Asset Acquisition, the Parties hereto agree promptly to close the Transaction.

          The Parties shall cooperate with each other in good faith to consummate the Asset Acquisition. Subject to the preceding paragraph, the Parties shall also use commercially reasonable efforts to prepare and file a Notification and Report Form with respect to the Asset Acquisition under the HSR Act and the rules and regulations promulgated thereunder; to respond to requests for information from the Department of Justice, the Federal Trade Commission and any other government agency relating to the Asset Acquisition; to prepare and make such other filings as may be reasonably required to apply for any governmental approvals, authorizations and consents regarding the Asset Acquisition as may be required by
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applicable law or regulation; and to prepare and provide each other Party with the financial information regarding such Party and its PRIMESTAR related business and assets (subject to appropriate confidentiality safeguards) as may be reasonably required to comply with the requirements of such laws and regulations, including the requirements of the Federal securities laws relating to any filings to be made by TSAT or NewCo in connection with the Asset Acquisition; in each case on as prompt a basis as reasonably practicable.

          This Letter and the attached Summary of Business Terms may be terminated at any time prior to the closing of the Transaction by any Party if:

          (i) any judgment, decree, injunction, rule or order of any court, governmental department, commission, agency, instrumentality or arbitrator which prohibits, restricts or delays consummation of the Transaction shall have been issued and shall have become final and nonappealable; or

          (ii) if the waiting period under the HSR Act shall not have expired or been terminated on or before August 31, 1998;

provided, however, that the Party seeking termination is not in breach in any
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material respect of any of its representations, warranties, covenants or agreements contained herein, and upon such termination this Letter and the attached Summary of Business Terms shall become null and void and of no further force and effect.

          This Letter and the attached Summary of Business Terms shall be governed by the substantive laws of the State of New York without regard to any applicable conflicts of law principles.

          No Party may assign any of its rights or obligations pursuant to this Letter or the attached Summary of Business Terms to any person.

          This Letter may not be amended except by a written instrument signed by an authorized representative of each Party.

          This Letter may be executed in one or more original counterparts, each of which shall be an original and all of which together shall constitute one and the same instrument.
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          If this Letter and the attached Summary of Business Terms are acceptable, please sign at the appropriate space provided below.


                                              Sincerely,


                                              PRIMESTAR PARTNERS L.P., a
                                              Delaware limited partnership,


                                              by  /s/  James L. Gray
                                                ----------------------------
                                                Name:  James L. Gray
                                                Title: Chief Executive
                                                       Officer


                                              ACCEPTED AND AGREED BY:


                                              TIME WARNER CABLE, a division
                                              of Time Warner Entertainment
                                              Company, L.P., a Delaware
                                              limited partnership,


                                              by  /s/  Kevin J. Leddy
                                                 ----------------------------
                                              Name:  Kevin J. Leddy
                                              Title: Senior Vice
                                                       President, Marketing


                                               ACCEPTED AND AGREED BY:


                                               COMCAST CORPORATION, a
                                               Pennsylvania corporation,


                                               by  /s/  Julian A. Brodsky
                                                  ----------------------------
                                                  Name:  Julian A. Brodsky
                                                  Title: Vice Chairman


                                               ACCEPTED AND AGREED BY:


                                               TCI SATELLITE ENTERTAINMENT,
                                               INC., a Delaware corporation,


                                               by  /s/  Gary S. Howard
                                                  ----------------------------
                                                  Name:  Gary S. Howard
                                                  Title: President


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                                                                               7


                                                 ACCEPTED AND AGREED BY:


                                                 COX COMMUNICATIONS, INC.,
                                                 a Delaware corporation,


                                                 by  /s/  Ajit M. Dalvi
                                                   ----------------------------
                                                   Name:  Ajit M. Dalvi
                                                   Title: Senior Vice
                                                          President


                                                 ACCEPTED AND AGREED BY:


                                                 MEDIAONE OF DELAWARE INC.,
                                                 a Delaware corporation,


                                                 by  /s/  Doug Holmes
                                                   ----------------------------
                                                   Name:  Doug Holmes
                                                   Title: Executive Vice
                                                          President, Finance
                                                          and Strategy


                                                 ACCEPTED AND AGREED BY:


                                                 ADVANCE/NEWHOUSE PARTNERSHIP,
                                                 a New York general
                                                 partnership,


                                                 by ADVANCE COMMUNICATION
                                                    CORP., a New York
                                                    corporation and a
                                                    general partner,


                                                 by  /s/  Robert Miron
                                                   ----------------------------
                                                   Name:  Robert Miron
                                                   Title: President


                                                 ACCEPTED AND AGREED BY:


                                                 GE AMERICAN COMMUNICATIONS,
                                                 INC., a Delaware corporation,


                                                 by  /s/  John Connelly
                                                   ----------------------------
                                                   Name:  John Connelly
                                                   Title: Chairman and
                                                          Chief Executive
                                                          Officer
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                                                  ACCEPTED AND AGREED BY:



                                                   /s/ John C. Malone
                                                   ----------------------------
                                                   JOHN C. MALONE